                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION
                                       OF
                 MARATHON CONSTRUCTION COMPANY (DELAWARE), INC.

         FIRST.   The name of the corporation is Marathon Construction Company
(Delaware), Inc.

         SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD.   The nature of the business or purposes to be conducted or
promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is 1,000 shares, and the par value of each of such shares is One Dollar ($1.00).

         FIFTH.   The name and mailing address of the incorporator is S. Maria
Narisi, 600 Jefferson, Houston, Texas 77002.

         SIXTH.   The names and mailing addresses of the persons who are to
serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

Name                           Mailing Address
David C. Crawford              Marathon Manufacturing Company
                               1900 Marathon Building
                               600 Jefferson
                               Houston, Texas 77002

Ray R. Seegmiller              Marathon Manufacturing Company
                               1900 Marathon Building
                               600 Jefferson
                               Houston, Texas 77002

Charles P. Siess, Jr.          Marathon Manufacturing Company
                               1900 Marathon Building
                               600 Jefferson
                               Houston, Texas 77002

         SEVENTH. The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatsoever.

         EIGHTH. The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation and for further definition, limitation, and regulation of the powers of the corporation and of its directors and stockholders:

         (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by ballot unless the Bylaws so provide.

         (2) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

         (3) In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the Bylaws of the corporation.

         NINTH.   Meetings of stockholders may be held within or without the
State of Delaware, as provided in the Bylaws.

         TENTH.   The corporation shall, to the full extent permitted by Section
145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         ELEVENTH. Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

         TWELFTH. The corporation reserves the right to amend, alter, change, or repeal any provisions contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         The undersigned, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this certificate, hereby declaring and certifying that this is her act and deed and that the facts herein stated are true, and accordingly has hereunto set her hand this 17th day of November, 1983.

         /s/ S. Maria Narisi
         --------------------------
         S. Maria Narisi

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                          AGREEMENT AND PLAN OF MERGER

         MARATHON CONSTRUCTION COMPANY, INC. (the "Merging Company"), a corporation incorporated in the State of Texas, and MARATHON CONSTRUCTION COMPANY (DELAWARE), INC. (the "Surviving Company"), a corporation incorporated in the State of Delaware, agree that:

         1.       The Merging Company shall be merged into the Surviving
Company.

         2. The terms and conditions of this merger and the mode of carrying same into effect are as set forth in this Agreement and Plan of Merger. The Surviving Company shall continue to exist as a corporation incorporated under the laws of the State of Delaware. The Certificate of Incorporation of the Surviving Company shall be amended by deleting Article FIRST and Article FIRST shall read in its entirety: "The name of the corporation is Marathon Construction Company, Inc."

         3. The directors of the Merging Company immediately prior to the effectiveness of the merger shall become the directors of the Surviving Company after the merger. The officers of the Merging Company immediately prior to the effectiveness of the merger shall become the officers, with the same titles, duties and responsibilities as they had with the Merging Company, of the Surviving Company after the merger.

         4. All the issued and outstanding shares of stock of the Merging Company shall, upon consummation of the merger, be surrendered for cancellation and the holders thereof shall not be entitled to receive anything in exchange therefor. The merger shall make no change in the shares of stock of the Surviving Company issued and outstanding on the effective date of the merger.

         5. This Agreement and Plan of Merger and the merger herein provided for may be terminated by the Boards of Directors of the Merging Company and the Surviving Company at any time prior to the filing of this document.

         6. The merger shall become effective upon the filing of this Agreement and Plan of Merger with the Delaware Secretary of State and the Articles of Merger with the Texas Secretary of State.

         IN WITNESS WHEREOF, the parties hereto have caused this document to be executed by their respective duly authorized officers this 22nd day of November, 1983.

ATTEST:                                 MARATHON CONSTRUCTION COMPANY, INC.

/s/ S. Maria Narisi                     By /s/ Richard A. Berry
------------------------------             ---------------------------
     S. Maria Narisi                             Richard A. Berry
        Secretary                                   President

ATTEST:                                 MARATHON CONSTRUCTION COMPANY
                                        (DELAWARE), INC.

/s/ S. Maria Narisi                     By /s/ Roger J. Klatt
------------------------------             ----------------------------
     S. Maria Narisi                              Roger J. Klatt
        Secretary                                    President

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       MARATHON CONSTRUCTION COMPANY, INC.

         I, the undersigned, Richard A. Berry, President of Marathon Construction Company, Inc (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

         FIRST.   The Board of Directors of the Company by unanimous written consent pursuant to Section 141(f) of the Delaware General Corporation Law adopted a resolution that in its judgment it is advisable to change the name of the Company and that therefore Article FIRST shall be amended to read as follows:

              FIRST:  The corporate name is
              Diversified Contractors, Inc.

         SECOND. Thereafter, the sole stockholder by written consent pursuant to Section 228 of the Delaware General Corporation Law consented to and approved the said amendment.

         THIRD.   The said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, this Certificate has been made under the corporate seal of MARATHON CONSTRUCTION COMPANY, INC. by Richard A. Berry, its President, who hereunto signed his name this 21st day of August, 1984.

                                        MARATHON CONSTRUCTION COMPANY, INC.

                                        By /s/ Richard A. Berry

Attest:

/s/ S. Naria Narisi
Secretary

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                            AGREEMENT AND PLAN MERGER

         Pursuant to Section 251 of the General Corporation Laws of the State of Delaware, MARATHON CONSTRUCTION COMPANY, INC. (the "Merging Company"), a corporation incorporated in the State of Delaware and DIVERSIFIED CONTRACTORS, INC. (the "Surviving Company"), a corporation incorporated in the Stats of Delaware, agree that:

         1.       The Merging Company shall be Merged into the Surviving
Company.

         2. The terms and condition of this merger and the mode of carrying same into effect are as set forth in this agreement and Plan of Merger. The Surviving Company shall continue to exist as a corporation incorporated under the laws of the State of Delaware and the Certificate of Incorporation of the Surviving company shall remain the same.

         3. The directors and officers of the Surviving Company immediately prior to the merger shall remain as the officers and directors of the Surviving Company after the merger.

         4. All the issued and outstanding shares of stock of the Merging Company shall, upon consummation of the merger, be surrendered for cancellation and the holders thereof shall not be entitled to receive anything in exchange therefore. The merger shall make no change in the shares of stock of the Surviving Company issued and outstanding on the effective date of the merger.

         5. This Agreement and Plan of Merger and the merger herein provided for may be terminated by the Boards of Directors of the Merging Company and the Surviving Company at any time prior to the filing of this document.

         6.       The merger shall become effective December 31, 1986.

         IN WITNESS WHEREOF, the parties hereto have caused this document to be executed by their respective duly authorized officers this 22nd day of December, 1986.

ATTEST:                                 MARATHON CONSTRUCTION COMPANY, INC.


/s/ S. Maria Narisi                     By /s/ Ray R. Seegmiller
---------------------------------          --------------------------
         S. Maria Narisi                         Ray R. Seegmiller
            Secretary                                President

ATTEST:                                 DIVERSIFIED CONTRACTORS, INC.

/s/ S. Maria Narisi                     By /s/ Ray R. Seegmiller
---------------------------------          --------------------------
         S. Maria Narisi                         Ray R. Seegmiller
            Secretary                                President